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                                                                 EXHIBIT 10.10.4




                                    AMFM INC.

                             THIRD AMENDMENT TO THE
                        AMFM INC. 1999 STOCK OPTION PLAN

         THIS THIRD AMENDMENT TO THE AMFM INC. 1999 STOCK OPTION PLAN (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of July 5, 2000.

                                    RECITALS

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the AMFM Inc. 1999 Stock Option Plan, as amended (the "Plan"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Subsection 6(h) of the Plan is amended by adding the following sentence immediately after the last sentence thereof:

         Anything in the Plan or the terms of any Option to the contrary notwithstanding, (i) with respect to any Options (other than Options granted on March 10, 2000) outstanding immediately after the Clear Channel Merger, if on or before the second anniversary of the Clear Channel Merger (x) the employment of an optionee of the Company or a Related Entity terminates for any reason other than those specified in subsections 6(e), (f) or (g) above, or (y) an optionee of the Company or a Related Entity resigns after any action by the Company or a Related Entity which results in a material diminution in the position, compensation, authority, duties or responsibilities of the optionee or requires the optionee to relocate to another city which is more than 50 miles from the optionee's then current location of employment, then the Options of such optionee (other than Options granted on March 10, 2000) shall vest and become fully exercisable and such optionee shall have the right to exercise his or her Options for the full amount of shares underlying the Options until the termination of the Options in accordance with their terms without regard, however, to any termination of employment provisions contained therein; and (ii) any Option (other than Options granted on April 26, 2000) held by an optionee who held office as a non-employee director of the Company on or after October 2, 1999 shall vest and become fully


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         exercisable at the effective time of the Clear Channel Merger or at such earlier time at which such optionee no longer holds office as a director of the Company by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such optionee shall have the right to exercise such Options for the full amount of the shares underlying the Options until the termination of the Options in accordance with their terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Options prior to the expiration of the full term of the Options.

         2. Subsection 7(i) of the Plan is amended by adding the following sentence immediately after the last sentence thereof:

         Anything in the Plan or the terms of any Value Option to the contrary notwithstanding, (i) with respect to any Value Options (other than Value Options granted on March 10, 2000) outstanding immediately after the Clear Channel Merger, if on or before the second anniversary of the Clear Channel Merger (x) the employment of an optionee of the Company or a Related Entity terminates for any reason other than those specified in subsections 7(f), 7(g) or 7(h) above or (y) an optionee of the Company or a Related Entity resigns after any action by the Company or any of its subsidiaries which results in a material diminution in the position, compensation, authority, duties or responsibilities of the optionee or requires the optionee to relocate to another city which is more than 50 miles from the optionee's then current location of employment, then the Value Options of such optionee (other than Value Options granted on March 10, 2000) shall vest and become fully exercisable in full and such optionee shall have the right to exercise his or her Value Options for the full amount of shares underlying the Value Options until the termination of the Value Options in accordance with their terms without regard, however, to any termination of employment provisions contained therein; and (ii) any Value Option (other than Value Options granted on April 26, 2000) held by an optionee who held office as a non-employee director of the Company on or after October 2, 1999 shall vest and become fully exercisable as of the effective time of the Clear Channel Merger or at such earlier time at which such optionee no longer holds office as a director of the Company by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and such optionee shall have the right to exercise such Value Options for the full amount of the shares underlying the Value Options until the termination of the Value Options in accordance with their terms, without regard, however, to any provisions contained therein that otherwise would have the effect of terminating the Value Options prior to expiration of the full term of the Value Options.

         3. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.

                                        AMFM INC.


                                        By:         /s/ W. Schuyler Hansen
                                                 -------------------------
                                        Name:    W. Schuyler Hansen
                                        Title:   Senior Vice President and
                                                 Chief Accounting Officer


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